CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM



         We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated December 15, 2004 relating to the financial statements of Teche Holding Company as of September 30, 2004 and 2003 and for each of the three years in the period ended September 30, 2004 incorporated by reference in the Annual Report on Form 10-K of Teche Holding Company for the year ended September 30, 2004.





/s/Deloitte & Touche LLP
------------------------
Deloitte & Touche LLP




New Orleans, Louisiana
May 23, 2005